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                                                                    Exhibit 10.6

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                               SERVICING AGREEMENT

                            dated as of May 10, 2005

                                      among

                           WERNER FUNDING CORPORATION

                                   WERNER CO.

                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.

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     This SERVICING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of May 10, 2005, among WERNER FUNDING CORPORATION, a Delaware corporation, as purchaser under the Account Purchase Agreement (the "Purchaser"), WERNER CO., a Pennsylvania corporation ("Werner"), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent").

     PRELIMINARY STATEMENTS. All terms used herein but not defined herein shall have the meaning ascribed to such term in the Financing Agreement dated of even date herewith among Werner Funding Corporation, as borrower, The CIT Group/Business Credit, Inc, as agent, and the various lenders party from time to time thereto.

     WHEREAS, pursuant to the Account Purchase Agreement, Werner has agreed to sell, transfer and assign the Accounts and Related Rights to the Purchaser, and the Purchaser has agreed to acquire such Accounts and Related Rights.

     WHEREAS, pursuant to the Financing Agreement, CIT and the other lenders party from time to time thereto have agreed to make loans to the Purchaser, as borrower thereunder, and the Purchaser, as borrower thereunder, has granted to the Agent on behalf of the lenders party from time to time thereto, a security interest in all of its assets, including the Accounts and Related Rights.

     WHEREAS, the parties hereto wish to establish an arrangement with respect to the servicing of the Accounts and grant the Agent certain rights with respect thereto.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

     Section 1.1. Representations and Warranties: Covenants. The Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth below:

     (a) Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

          (i) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on
               (A) its assets, operations, business or condition or (B) its

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               ability to perform its obligations under this Agreement and each other Transaction Document to which it is a party (a "Material Adverse Effect").

          (ii) The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any material law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Servicer.

          (iii) No authorization, approval or other action by, and no notice to or filing with any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (each, a "Governmental Authority") or other person, is required for the due execution, delivery and performance by the Servicer of this Agreement or any other Transaction Document to which it is a party.

          (iv) Each of this Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (v) There is no pending or, to its knowledge, threatened action or proceeding affecting it or any of its Subsidiaries or properties before any Governmental Authority or arbitrator that is likely to result in a Material Adverse Effect.

          (vi) It is not in violation of any order of any court, arbitrator or Governmental Authority that is likely to result in a Material Adverse Effect.


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          (vii) No event has occurred and is continuing that constitutes a
               Termination Event or which, with the giving of notice, the lapse of time or both, would constitute a Termination Event.

          (viii) The Servicer has complied in all material respects with the receivables credit and collection policies and practices of the relevant Originator in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement (the "Credit and Collection Policies") with regard to each Account and with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents that are applicable to it.

     (b) Covenants of the Servicer. Until the later of (i) the Termination Date and (ii) the date on which all Obligations shall be paid in full and all Commitments under the Financing Agreement shall have terminated:

          (i) Compliance with Laws. Etc. The Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect; provided that the Servicer may contest any law, rule, regulation or order in good faith in any reasonable manner which the Agent determines, in the exercise of its reasonable business judgment, will not have a Material Adverse Effect on the Agent's or the Lenders' rights or priorities pursuant to the Financing Agreement in the Accounts and Related Rights; provided further that the Purchaser or the Servicer, as applicable, shall have set aside on its books all appropriate reserves in accordance with generally accepted accounting principles in effect from time to time.

          (ii) Offices, Records and Books of Account, Etc. The Servicer shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Accounts at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 15 days' prior written notice of a proposed change to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Agent in the Accounts and Related Rights have been taken and completed. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Accounts and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Accounts and Related Rights (including records


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               adequate to permit the daily identification of each Account and all collections of and adjustments to each Account).

          (iii) Compliance with Contracts and Credit and Collection Policy. The Servicer shall, at its expense, timely and fully (A) perform and comply in all material respects with the provisions, covenants and other terms required to be observed by it under the Contracts related to the Accounts and (B) comply in all material respects with the Credit and Collection Policy with regard to each Account and related Contract.

          (iv) Extension or Amendment of Accounts. Except as provided in the Agreement, the Servicer shall not extend the maturity or adjust the outstanding balance or otherwise modify the terms of any Account, or amend, modify or waive any term or condition of any related Contract.

          (v) Change in Business or Credit and Collection Policy. The Servicer shall not make any material change in the character of its business or in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer shall not make any other change in any Credit and Collection Policy without giving prior written notice thereof to the Agent.

          (vi) Audits. In order to enable the Purchaser to comply with its obligations under Section 5.2(a) of the Financing Agreement, the Servicer will permit the Agent, and/or any agent representative designated by it, (i) access to all books and records in its possession or under its control relating to the Accounts and the Related Rights, including the related Contracts; and (ii) to enter upon its premises for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Accounts and the Related Rights or its performance hereunder or under the Contracts with any of its officers and employees. The foregoing provision shall not be deemed to give the Agent any greater rights than it has under said Section 5.2(a).

          (vii) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Customers. The Servicer and shall not add or terminate any bank as a lock-box bank or any account as a lock-box account from those permitted or required under the Financing Agreement, or make any change in the instructions to Customers regarding payments to be made to the Servicer or any lock-box account (or related post office box), unless the Agent shall have consented thereto in writing and such account shall have been established as a Depository Account in accordance with the Financing Agreement.

          (viii) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all account debtors to make payments of all Accounts to one or more Depository Accounts or Existing Depository Accounts (subject to the requirement of Section 5.2(k) of the Financing Agreement to have


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               payments of all Accounts made to Depository Accounts within forty-five (45) days of the Closing Date) or to any related post office boxes (and shall instruct the banks at which such Depository Accounts or Existing Depository Accounts are maintained to cause all items and amounts relating to the Accounts received in any such post office boxes to be removed and deposited into the appropriate, related Depository Account or Existing Depository Account on a daily basis); and (ii) deposit, or cause to be deposited (A) any and all funds that are received by any Originator, Werner, the Purchaser or the Servicer in payment of any amounts owed in respect of such Accounts (including finance charges, interest and all other charges), or applied to amounts owed in respect of such Accounts (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Customer or any other person directly or indirectly liable for the payment of such Accounts and available to be applied thereon) and (B) all other proceeds of such Accounts (the items referred to in clauses (A) and (B) above being referred to herein collectively as "Collections") into Depository Accounts not later than one Business Day after receipt thereof. Each Depository Account shall at all times be subject to a Depository Account Control Agreement (and, from the Closing Date up until the date on which all Accounts are made payable to Depository Accounts (which date shall not be more than forty-five days after the Closing Date), the Existing Depository Accounts will be daily swept into the PNC concentration account in respect of which PNC shall have executed and delivered to the Agent a deposit account control agreement pursuant to and in accordance with Section 2.1(h) of the Financing Agreement). The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Depository Account or Existing Depository Account cash or cash proceeds other than Collections.

          (ix) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Accounts and related Contracts to show the Purchaser's ownership thereof.

          (x) Notice of Termination Events. The Servicer shall promptly notify the Agent, to the extent the Agent does not already have notice thereof, of the occurrence and continuance of any Termination Event (as hereinafter defined).

          (xi) Acknowledgment of Separateness. The Servicer (and any subservicer or successor Servicer) acknowledges its status as, and shall maintain itself, separate and distinct from the Purchaser, all in accordance with the separateness acknowledgment delivered pursuant to Section 2.1(j) of the Financing Agreement.


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     Section 1.2. Termination Events. If any of the following (each, a
"Termination Event") shall occur:

     (a) (i) the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement and, except as otherwise provided herein, such failure shall continue for 30 days after knowledge or notice thereof, (ii) the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure shall continue unremedied for two Business Days or (iii) Werner shall resign as Servicer in contravention of Section 2.1(c) hereof and no successor Servicer reasonably acceptable to the Agent shall have been appointed by the Agent or Werner (or any affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to this Agreement;

     (b) any representation or warranty made or deemed made by the Servicer under or in connection with this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by the Servicer pursuant to this Agreement or any other Transaction Document to which it is a party, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for 30 days after notice to the Servicer of such inaccuracy;

     (c) the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Servicer shall take any corporate action to authorize any of the actions set forth above in this paragraph;

     (d)  a Change in Control shall occur; or

     (e) an Event of Default under the Financing Agreement shall have occurred and be continuing;

then, in each case, the Agent shall have the right, by notice to the Servicer, to terminate the rights of the Servicer to collect the Accounts hereunder. Following such termination, the Agent shall have the right to (i) appoint itself or another entity as successor Servicer hereunder in accordance with Section 2.1, (ii) direct the Customers to remit all amounts payable in respect of the


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Accounts directly to the Agent or its designee or into a Depository Account and
(iii) take any and all steps in the name of the Purchaser and on behalf of the Purchaser necessary or desirable, in the determination of the Agent and in accordance with Section 8.3 of the Financing Agreement, to collect any and all amounts or portions thereof due in respect of any and all Accounts, Related Rights and the related Contracts.

                                   ARTICLE II.
                         ADMINISTRATION AND COLLECTIONS

     Section 2.1. Appointment of the Servicer.

     (a) The servicing, administering and collection of the Accounts and Related Rights shall be conducted by the person so designated from time to time as the Servicer in accordance with this Section. Until the Agent gives notice to Werner (in accordance with this Section) of the designation of a new Servicer, Werner is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Agent may designate as Servicer any person (including itself) to succeed Werner or any successor Servicer, on the condition in each case that any such person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

     (b)  Upon the designation of a successor Servicer as set forth in clause
          (a), Werner agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and Werner shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Accounts and the Related Rights.

     (c) Werner acknowledges that, in making its decision to execute and deliver the Financing Agreement, the Agent and the Lenders have relied on Werner's agreement to act as Servicer hereunder. Accordingly, Werner agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in the case of each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Purchaser and the Agent shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided that if any such delegation is to a person other than an


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          Originator, the Agent shall have consented in writing in advance to such delegation.

     Section 2.2. Duties of the Servicer.

     (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Account and Related Rights from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Account (but not beyond 30 days) and extend the maturity or adjust the outstanding balance of any defaulted Account as the Servicer may determine to be appropriate to maximize Collections with respect thereto, provided, however, that: (i) such extension or adjustment shall (A) affect the determination whether such Account is or is not an Eligible Account and (B) not limit the rights of the Agent under this Agreement and
          (ii) if a Termination Event has occurred and Werner or an affiliate thereof is serving as the Servicer, Werner or such affiliate may make such extension or adjustment only upon the prior approval of the Agent. The Purchaser shall deliver to the Servicer, and the Servicer shall hold for the benefit of the Purchaser and the Agent, in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Account. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Agent may direct the Servicer (whether the Servicer is Werner or any other person) to commence or settle any legal action to enforce collection of any Account or to foreclose upon or repossess any Related Rights.

     (b) The Servicer shall, as soon as practicable following actual receipt of Collections, deposit or cause such Collections to be deposited in a Depository Account or an Existing Depository Account as provided in the Financing Agreement.

     (c)  The Servicer's obligations hereunder shall terminate on the later of:
          (i) the Termination Date and (ii) the date on which all Obligations shall have been paid in full and all Commitments under the Financing Agreement shall have terminated. After such termination, if Werner or an affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Purchaser all books, records and related materials that the Purchaser previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 2.3. Servicing Fee.

     (a) Subject to clause (b), the Servicer shall be paid a fee equal to 0.50% per annum (the "Servicing Fee Rate") of the daily average aggregate outstanding balance of the Accounts. Such fee shall be paid out of collections on the Accounts and


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          Related Rights otherwise payable to the Purchaser, to the extent (but only to the extent) permitted pursuant to the Financing Agreement.

     (b) If the Servicer ceases to be Werner or an affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 100% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                  ARTICLE III.
                                 INDEMNIFICATION

     Section 3.1. Indemnities by the Servicer. Without limiting any other rights that the Agent or Purchaser or any of their respective affiliates, employees, officers, directors, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including reasonable attorney costs) arising out of or resulting from (whether directly or indirectly): (a) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made, (b) the failure by the Servicer to comply with any material applicable law, rule or regulation with respect to any Account or the related Contract, (c) any dispute, claim, offset or defense of the related account party to the payment of any Account resulting from or related to the collection activities with respect to such Account, (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or under the Contracts or (e) the commingling of Collections at any time with other funds.

                                   ARTICLE IV.
                                  MISCELLANEOUS

     Section 4.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Servicer therefrom, shall be effective unless in a writing signed by the Agent and (unless an "Event of Default" has occurred and is continuing under the Financing Agreement) the Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 4.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to the applicable party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent


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(and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 4.3. Assignability.

     (a) This Agreement and the rights and obligations of the Agent hereunder shall be assignable by the Agent only to a successor to it in its role as agent under the Financing Agreement.

     (b) Except as provided in Section 2.1, none of the Purchaser, Werner or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent.

     Section 4.3. Confidentiality. The Agent agrees that the confidentiality provisions of Section 11.7 of the Financing Agreement shall apply to all information obtained by it or its agents or representatives under this Agreement.

     Section 4.4. GOVERNING LAW AND JURISDICTION.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 4.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement; provided that any executed counterpart that is transmitted by e-mail or telecopier shall constitute a valid signature for purposes hereof and shall be deemed to have been validly delivered when received, so long as such delivery shall be followed by hard copy sent by first class mail in accordance with Section 4.2 hereof.


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     Section 4.6. Survival of Termination. The provisions of Sections 3.1, 4.4,
4.5 and 4.8 shall survive any termination of this Agreement.

     Section 4.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 4.8. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof.

     Section 4.9. Heading. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        WERNER FUNDING CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 1105 North Market Street, Suite
                                                 1300 Wilmington, New Castle
                                                 County, DE 19801

                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------


                                        WERNER CO.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 109 Woodfield Dr.
                                                 Greenville, PA 16125-9499

                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------

                                        The CIT Group/Business Credit, Inc., as
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                                 The CIT Group/Business Credit,
                                                 Inc. 1211 Avenue of the
                                                 Americas New York, NY 11021

                                        Attention: Regional Credit Manager
                                        Telephone:
                                                   -----------------------------
                                        Facsimile:
                                                   -----------------------------

                                                                   SCHEDULE I TO
                                                             SERVICING AGREEMENT

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY

                              RECEIVABLES OVERVIEW

CUSTOMER BASE

Werner is a manufacturer of ladder products and aluminum extruded products with manufacturing facilities in Greenville, Pennsylvania; Franklin Park, Illinois; Carrollton, Kentucky; Merced, California; and Juarez, Mexico. Werner is headquartered in Greenville, Pennsylvania and had total sales of $446.2 million in 2004. Werner's business is separated into two distinct segments: the ladder products segment and the extruded products segment, which comprised 84 and 16 percent of 2004 revenues, respectively. Products for Werner's ladder products include aluminum, fiberglass and wood ladders, scaffolding, stages and planks and are sold to three major distribution channels: i) home improvement retail,
ii) hardware and iii) professional. In the extruded products division, Werner manufacturers and sells aluminum extruded products and complex fabricated components to several industries, including the automotive, electronics, and architectural and construction industries. Due to the weather and the nature of the ladder products, sales are highest between May and October. Sales are lowest between December and February and begin to increase again in March. The majority of the largest customers are from the ladder products division.

Werner's largest customer is Lowes, with whom Werner entered into a strategic alliance in December 2003, giving it exclusive rights to Werner branded climbing products in the warehouse home center channel.

CREDIT APPROVAL, LIMITS, & FILES

Werner has two credit managers, one for each business segment and both long time Werner employees. For potential customers, the credit manager references a D&B database (on CD ROM). If the Credit Manager is not able to obtain sufficient information from the database, a D&B report is ordered. In instances in which the D&B history indicates poor payment history and/or outstanding suits or judgments, the customer is only offered cash in advance terms.

In March 2004, credit limits were removed from the ladder product system, as most credit limits were out-dated or not established for customers. Currently, new ladder product orders are compared to the D&B "recommended credit limit" to establish a credit limit. New limits are generally conservative compared to those established by D & B, as the limit will be used to monitor initial payment activity on the part of the customer. All credit applications are approved by the Credit Managers.

A credit hold status is placed on customers having a questionable payment history, and the customer order must, therefore, be approved by the Credit Dept. before the system will permit shipment to take place.


                                  Schedule I-1

WERNER COMPANY
CREDIT RENEWAL APRIL 2005

Credit files contain D&B reports and trade/bank references. The credit file is typically updated annually for all customers for whom Werner's sales exceed $5 million per year. Discretion is used based on the length of relationship with the customer, sales volume, and payment history.

PAYMENT TERMS

Werner has a wide range of credit terms. Based upon past sales, the most heavily used terms in relation to sales were those bearing Net 45 or Net 30 day terms. However, many of the terms codes involve discounts, such as the commonly used 1%, 10 days/Net 30 days. Due to special promotions offered by the Sales department, terms can extend to 120 days. Customers can have invoices that are subject to more than one type of discount or terms. Approximately 10-15% of receivables have invoices with terms between 61 and 120 days.

INFORMATION SYSTEMS

Werner currently operates on a JD Edwards computer system for AR, general ledger and accounts payable. The system is backed up daily. A backup hot site is set up in Philadelphia, PA. The backup tapes are stored in the Woodfield building in Greenville and would be transported to Philadelphia for use. In the event of an emergency, this site can attach all locations to the system. The most recent test of the disaster recovery plan occurred in September 2002, and there were no significant issues.

BILLING & COLLECTIONS

Collections are remitted to Werner in three ways. Cash is received via check or wire transfer through one of three Existing Depository Accounts, wire transfers directly to a PNC account (the "Cash Concentration Account") in respect of which a deposit account control agreement will be executed on the Closing Date in favor of the Agent, and local deposits made to another Existing Depository Account at First National Bank (less than 1%). Wire transfers typically make up about 40% of all Collections. The entire balance from Existing Depository Accounts are swept daily into the Cash Concentration Account.

During April 2004, Werner began outsourcing the cash application function to a third party vendor (Creditek LLC). Under this arrangement, Creditek has remote access to the Werner system and applies cash daily. See "Duties of Creditek LLC" for a description of Creditek's activities as they relate to Werner.

DELINQUENCY & WRITE-OFFS

The credit managers monitor delinquent accounts, as does Creditek for the ladder product customers. Creditek will pursue collection to the point that it believes the issue must be resolved by either the Werner LP Credit Manager or Werner upper management. For certain accounts that are past due but not of such size that they justify management intervention, the accounts are called to the attention of the Credit Manager for placement with a credit agency. Balances are typically written off after customers file for bankruptcy, bank foreclosures occur, or collection action has been attempted through a collection agency and failed.

Creditek has also assumed responsibility for researching short payments for Werner's ladder products division.

DILUTION

Dilution consists of cash discounts, returns, volume rebates and advertising allowances (which are accrued for in a separate reserve on the balance sheet of Werner), and general credit memos (shipping errors, price adjustments, etc.). Returns can occur several months after the sale given the nature of the ladder product. When a return occurs, an RMA is generated by the system and a credit

WERNER COMPANY
CREDIT RENEWAL APRIL 2005

is created to receivables. In the case of shipping errors, Werner requires a copy of the invoice and proof of delivery from the customer to verify the error. Credits for advertising rebates and other rebates typically relate to an entire quarter of sales and the credit is not issued until after the end of the quarter.


                                        3